RESTATED AMENDMENT TO FABCO FOUNDRY VENTURE AGREEMENT


                  This Restated Amendment to Foundry Venture Agreement and Foundry Capacity Agreement ("Amendment") is entered into as of February 28, 1997 ("the Effective Date") by and amongst United Semiconductor Corporation, a Taiwan corporation having its principal place of business at No. 3 Li-Hsin Road, Science-Based Industrial Park, Hsin Chu City, Taiwan, R.O.C. ("USC"), United Microelectronics Corporation, a Taiwan corporation having its principal place of business at No. 13, Innovation Road 1, Science-Based Industrial Park, Hsin Chu City, Taiwan, R.O.C. ("UMC"), S3 Incorporated, a Delaware corporation ("S3") and Alliance Semiconductor Corporation, a Delaware corporation ("Alliance"). By this Amendment, S3, Alliance, UMC and USC agree to increase the percentage of shares which UMC may transfer to employees of USC and to employees of UMC in order to provide further incentives to those employees in connection with their efforts to contribute to USC, and to allow S3 and Alliance the right to tranfer certain shares they hold in USC to employees of S3 and Alliance in connection with their efforts to contribute to USC. Except as expressly amended below, the terms of the Foundry Venture Agreement (as amended) remains in full force and effect.


1.       DEFINITIONS

1.1 "Technology Transfer and License Agreement," "Foundry Venture Agreement," "Foundry Capacity Agreement" and "Foundry Venture Memorandum of Understanding" shall mean the agreements having those titles as entered by and between UMC, S3 and Alliance in connection with the business of FabCo.

1.2 "FabCo" is the name which was given to the entity now known as USC under the Foundry Venture Agreement, the Foundry Capacity Agreement, and the Technology Transfer and License Agreement.

1.3 All definitions of the Foundry Capacity Agreement and Foundry Venture Agreement are incorporated by reference.


2.       AMENDMENT OF FOUNDRY VENTURE AGREEMENT

2.1 The Venturers and USC agree to amend the Foundry Venture Agreement to provide (i) that UMC may transfer up to 9.75% USC standard shares to employees for incentives, and (ii) that each Venturer other than UMC may transfer up to 9.75% of that respective Venturer's USC standard shares to employees of that Venturer for incentives.


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2.2  Accordingly,  the notes  accompanying  the table of Paragraph 4.1(b) of the
Foundry Venture Agreement are amended to state as follows:

*For purposes of this Foundry Venture Agreement, "UMC Affiliates" shall mean those entities: (i) nominated by UMC and approved by the Venturers in writing,
(ii) which UMC directly and/or indirectly controls, and/or (iii) in which UMC directly or indirectly owns a majority interest; provided that no UMC Affiliate which is a competitor of S3 and/or Alliance may hold shares in FabCo pursuant to rights granted to UMC Affiliates under this Foundry Venture Agreement without the prior written consent of the Venturer involved. In addition: (a) UMC may transfer up to 9.75% of USC's standard shares to UMC employees and/or to employees of USC for purposes of providing additional incentives in connection with USC business without necessity for any prior written consent from USC or from any Venturer, and (b) Each Venturer other than UMC may also transfer up to 9.75% of the USC standard shares which that Venturer committed to purchase under the Foundry Venture Agreement (as amended) to employees of that Venturer for purposes of providing additional incentives in connection with USC business without necessity for any prior written consent from USC or from any Venturer, provided that such shares shall be subject to any voting trust obligations of the Venturer under the parties respective agreements. **UMC employees who intend to become (and who later become) regular employees of USC will be among the USC shareholders pursuant to this table. The UMC employees and the eligible USC employees shall be required to pay in cash upon issuance the value shown in this table for their standard shares.



ACCORDINGLY, each Party to this Amendment represents and warrants that the representatives signing on their respective behalf is authorized to enter into this Amendment and to bind that Party to its terms.


ALLIANCE SEMICONDUCTOR                      S3 INCORPORATED
CORPORATION


/s/ N. D. Reddy                             /s/ Dale R. Lindly
______________________________              _________________________________
N. D. Reddy                                 Dale R. Lindly
President                                   Acting Chief Financial
                                            Officer


UNITED MICROELECTRONICS                     UNITED SEMICONDUCTOR CORPORATION
CORPORATION                                 (formerly known as "FabCo")



/s/ Ingdar Liu                              /s/ Peter Chang
______________________________              _________________________________


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